Exhibit 99.1

RMG Reports Second Quarter 2017 Results

Achieves Year-over-Year Revenue Growth for the Second Consecutive Quarter

Narrowed Net Loss; Achieves Positive Quarterly Adj. EBITDA

Second Quarter Highlights

•

Total revenues of $9.1 million increased 4% year-over-year

•

Net loss of $1.2 million; Adj. EBITDA1 of $52,000

•

Signed $530,000 contract to expand an existing customer’s interactive digital signage solution into two new facilities in the Middle East

•

Subsequent to quarter-end, made significant advancements in the technology roadmap with a new release of the core enterprise software as well as reaching key milestones toward the release of a next-generation software platform

DALLAS – August 3, 2017 – RMG Networks Holding Corporation (NASDAQ: RMGN), or RMG, a global leader in technology-driven visual communications, today announced its financial results for the second quarter ended June 30, 2017.

“This was a quarter of continued progress highlighted by year-over-year revenue growth for the second consecutive quarter and positive Adjusted EBITDA for the third time in the last four quarters,” commented Robert Michelson, Chief Executive Officer. “In addition to advancing growth initiatives within our core markets, we continue to advance our technology roadmap, which we believe can significantly expand RMG’s addressable market and position us to increase revenue growth over time.”

“Our revenues during the second quarter benefited from strong product sales and a favorable sales mix, which drove high gross margins,” Michelson added. “Geographically, we continued to see positive signs, particularly in the Middle East where we closed a $530,000 contract with an existing customer to expand its interactive digital signage solution.”

“We are very pleased with our innovation and technology progress during the second quarter and expect to achieve two major milestones in the third quarter. The first achievement is an upgrade to our core enterprise software, which greatly enhances security, performance and scalability for our largest, most data intensive customers, Michelson noted. “Additionally, we have made substantial progress on our next-generation technology platform, which we have begun testing with major customers and believe will allow us to greatly expand our market reach as we move into 2018.”

Second Quarter Financial Review

Total revenue of $9.1 million increased 4% from $8.7 million in the second quarter of 2016.

•

Products revenue of $3.9 million increased 26% from $3.1 million in the same period last year, resulting primarily from increased proprietary hardware sales.

•

Maintenance & content services revenue of $3.4 million declined 4% from $3.5 million in the same period last year, resulting primarily from lower renewals in the United Kingdom and European regions.

•

Professional services revenue of $1.9 million decreased 13% from $2.1 million in the same period last year, resulting primarily from the mix of professional services on new orders closed during the quarter.

Gross margin of 61.9% increased from 58.3% in the second quarter of 2016, resulting primarily from a favorable sales mix with increased sales of higher-margin, proprietary hardware and lower third-party hardware sales.

Total operating expenses of $6.5 million decreased 1% from $6.6 million in the same period last year. The company continues to manage and focus on expenses, while strategically investing in certain areas of the business, such as sales and marketing.

1   A non-GAAP measure, we define Adj. EBITDA as net income (loss) with adjustments for interest expense and other income, income tax expense, gain (loss) on change in warrant liability, gain (loss) from discontinued operations, depreciation and amortization expenses and stock-based compensation expense. See “About Non-GAAP Financial Measures” below and the reconciliation table at the end of this release for more information regarding this non-GAAP financial measure.

GAAP net loss was $1.2 million, or ($0.03) per diluted share, compared to a net loss of $1.6 million, or ($0.05) per diluted share, for the second quarter of 2016. On a non-GAAP basis, Adj. EBITDA of $52,000 improved from a loss of $438,000 in the same period last year.

At June 30, 2017, the company had no borrowings and $4.8 million in unused availability under its revolving line of credit and cash and cash equivalents of $2.2 million.

Outlook

The company reaffirms its guidance for the full year 2017 of positive revenue growth in the single-digit percentage range. The company expects the level of revenue growth in the second half of 2017 to be impacted by key customer orders, timing of the orders and aggressiveness of the rollout schedules of certain customer projects and initiatives.

Reverse Split

RMG announced today that it will effect a 1-for-4 reverse stock split of its outstanding common stock. The company expects this will be effective for trading purposes as of the commencement of trading on Tuesday, August 15, 2017. The reverse stock split was previously authorized at the RMG’s 2017 Annual Meeting of Stockholders and the company’s Board of Directors approved a ratio within the approved range on August 1, 2017.

The reverse stock split is intended to increase the per share trading price of RMG’s common stock to satisfy the $1.00 minimum bid price requirement for continued listing on The NASDAQ Capital Market. RMG’s common stock will continue to trade on The NASDAQ Capital Market under the symbol “RMGN”. As a result of the reverse stock split, every four pre-split shares of common stock outstanding will become one share of common stock. The reverse stock split will reduce the number of shares of RMG's outstanding common stock from approximately 44.6 million shares to approximately 11.2 million shares. The reverse split will also apply to common stock issuable upon the exercise of RMG’s outstanding warrants and stock options.

RMG’s transfer agent, Continental Stock Transfer & Trust Company, which is also acting as the exchange agent for the reverse split, will provide instructions to shareholders regarding the process for exchanging share certificates. Any fractional shares of common stock resulting from the reverse stock split will be rounded up to the nearest whole post-split share and no shareholders will receive cash in lieu of fractional shares.

Additional information about the reverse stock split can be found in RMG’s Current Report on Form 8-K being filed today with the Securities and Exchange Commission (SEC), a copy of which will be also available at www.sec.gov or in the Investor Relations section of RMG’s website at www.rmgnetworks.com.

Conference Call

Management will host a conference call to discuss these results on Thursday, August 3, 2017 at 9 a.m. ET.  To access the call, please dial 1-877-890-5060 (toll free) or 1-678-967-4604 and reference conference 58633678.  The conference call will also be broadcast live over the Internet with an accompanying slide presentation, which can be accessed via the Investor Relations section of RMG’s web site at http://ir.rmgnetworks.com/phoenix.zhtml?c=251935&p=irol-calendar. All participants should call or access the website approximately 5 minutes before the conference begins. The webcast and slide presentation will be available for replay for at least 90 days.

A telephonic replay of this conference call will also be available by dialing 1-855-859-2056 (toll free) or 1-404-537-3406 and entering passcode: 58633678 from 12 p.m. ET on August 3, 2017 until 11:00 p.m. ET on August 10, 2017.

About RMG

RMG (NASDAQ: RMGN) goes beyond traditional communications to help businesses increase productivity, efficiency and engagement through digital messaging. By combining best-in-class software, hardware, business applications and services, RMG offers a single point of accountability for integrated data visualization and real-time performance management. The company is headquartered in Dallas, Texas, with additional offices in the United States, United Kingdom and the United Arab Emirates. For more information, visit www.rmgnetworks.com.

About Non-GAAP Financial Measures

This release includes Adj. EBITDA, a non-GAAP financial measure as defined under SEC regulations. In evaluating its business, RMG considers and uses Adj. EBITDA as a supplemental measure of its operating performance, and believes that many of the company's investors use this non-GAAP measure to monitor the company's performance. This measure should not be considered as a substitute for the most directly comparable GAAP measure and should not be used in isolation, but in conjunction with this GAAP measure. Our definition of Adj. EBITDA is set forth in footnote (1) above, and a reconciliation between Adj. EBITDA and the relevant GAAP measure is set forth in the table at the end of this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, guidance relating to future financial performance and expected operating results, such as revenue growth, our ability to effect a reverse stock split and the timing of such split, our ability to achieve profitability, our position within the markets that we serve, our ability to introduce new or improved products and services (including anticipated upgrades to our technology), our ability to better market our products and services, our efforts to grow our business and any implicit continuing improvement in financial performance.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the company's ability to raise additional capital on satisfactory terms, or at all; success in retaining or recruiting, or changes required in, its management and other key personnel; the limited liquidity and trading volume of the company's securities; the ability of the company to maintain its Nasdaq listing; the competitive environment in the markets in which the company operates; the risk that the anticipated benefits of acquisitions that the company may complete, may not be fully realized; the risk that any projections, including earnings, revenues, margins or any other financial items are not realized; changing legislation and regulatory environments; business development activities, including the company's ability to contract with, and retain, customers on attractive terms; the general volatility of the market price of the company's common stock; risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act); and general economic conditions.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

© 2017 RMG Networks Holding Corporation. RMG, RMG Networks and its logo are trademarks and/or service marks of RMG Networks Holding Corporation.

Contact:

Investor

Brett Maas/Rob Fink

646-536-7331/646-415-8972

ir@rmgnetworks.com

or

Media

Gloria Lee

972-744-3958

gloria.lee@rmgnetworks.com

Source: RMG Networks Holding Corporation

(Financial tables appear below)

RMG Networks Holding Corporation

Consolidated Balance Sheets

June 30, 2017 and December 31, 2016

(In thousands, except share and per share information)

	June 30,	December 31,
	2017	2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,202	$5,142
Accounts receivable, net of allowance for doubtful accounts of $366 and $364, respectively	9,224	10,381
Inventory, net	769	830
Prepaid assets	762	762
Total current assets	12,957	17,115
Property and equipment, net	3,275	3,710
Intangible assets, net	5,676	6,780
Loan origination fees	26	66
Other assets	188	228
Total assets	$22,122	$27,899
Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$1,807	$3,231
Accrued liabilities	2,158	3,392
Secured line of credit	—	1,274
Deferred revenue	7,778	7,327
Total current liabilities	11,743	15,224
Warrant liability	59	289
Deferred revenue – non-current	620	655
Deferred rent and other	1,538	1,646
Total liabilities	13,960	17,814
Stockholders’ equity:
Common stock, $.0001 par value, (250,000,000 shares authorized; 44,923,949 shares issued; 44,623,949 shares outstanding, at June 30, 2017 and December 31, 2016, respectively.)	5	5
Additional paid-in-capital	113,836	113,510
Accumulated other comprehensive loss	(731)	(944)
Retained earnings (accumulated deficit)	(104,468)	(102,006)
Treasury Stock, at cost (300,000 shares)	(480)	(480)
Total stockholders’ equity	8,162	10,085
Total liabilities and stockholders’ equity	$22,122	$27,899

RMG Networks Holding Corporation

Consolidated Statements of Comprehensive Loss

For the Three and Six Months Ended June 30, 2017 and 2016

(In thousands, except share and per share information)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue:
Products	$3,854	$3,051	$7,737	$6,906
Maintenance and content services	3,381	3,532	6,589	6,940
Professional services	1,852	2,128	3,730	3,531
Total Revenue	9,087	8,711	18,056	17,377
Cost of Revenue:
Products	1,944	1,757	4,290	3,880
Maintenance and content services	391	412	800	726
Professional services	1,131	1,462	2,401	2,667
Total Cost of Revenue	3,466	3,631	7,491	7,273
Gross Profit	5,621	5,080	10,565	10,104
Operating expenses:
Sales and marketing	2,398	2,034	4,534	3,896
General and administrative	2,706	3,076	5,554	6,289
Research and development	644	697	1,312	1,398
Depreciation and amortization	788	790	1,562	1,609
Total operating expenses	6,536	6,597	12,962	13,192
Operating loss	(915)	(1,517)	(2,397)	(3,088)
Other Income (Expense):
Gain on change in warrant liability	—	48	231	48
Interest (expense) and other income – net	(283)	129	(308)	383
Loss before income taxes and discontinued operations	(1,198)	(1,340)	(2,474)	(2,657)
Income tax benefit	(12)	—	(12)	—
Total loss from continuing operations	(1,186)	(1,340)	(2,462)	(2,657)
Loss from discontinued operations, net of taxes	—	(260)	—	(260)
Net loss	(1,186)	(1,600)	(2,462)	(2,917)
Other comprehensive loss:
Foreign currency translation adjustments	164	(292)	212	(404)
Total comprehensive loss	$(1,022)	$(1,892)	$(2,250)	$(3,321)

Continuing operations	$(0.03)	$(0.04)	$(0.06)	$(0.07)
Discontinued operations	—	(0.01)	—	(0.01)
Net loss per share of Common Stock (basic and diluted)	$(0.03)	$(0.05)	$(0.06)	$(0.08)
Weighted average shares used in computing basic and diluted net loss per share of Common Stock	44,623,949	36,882,041	44,623,949	36,882,041

RMG Networks Holding Corporation

Consolidated Statements of Cash Flows (Inclusive of Discontinued Operations)

Six Months Ended June 30, 2017 and 2016

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities
Net loss	$(2,462)	$(2,917)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,562	1,609
Gain on change in warrant liability	(231)	(48)
Loss from disposal of fixed assets - net of accumulated depreciation	75	—
Stock-based compensation	326	610
Non-cash loan origination fees	39	34
Non-cash directors’ fees	43	31
Allowance for doubtful accounts	(14)	—
Changes in operating assets and liabilities:
Accounts receivable	1,053	1,910
Inventory	52	57
Other current assets	(13)	202
Other assets, net	40	10
Accounts payable	(1,403)	(793)
Accrued liabilities	(1,258)	(1,006)
Deferred revenue	491	223
Loss (gain) on long-term contract	—	(350)
Deferred rent and other liabilities	(107)	(182)
Net cash used in operating activities	(1,807)	(610)
Cash flows from investing activities
Purchases of property and equipment	(107)	(140)
Net cash used in investing activities	(107)	(140)
Cash flows from financing activities
Borrowings on line of credit	—	700
Payments on line of credit	(1,274)	—
Net cash provided by (used in) financing activities	(1,274)	700
Effect of exchange rate changes on cash	248	(284)
Net decrease in cash and cash equivalents	(2,940)	(334)
Cash and cash equivalents, beginning of period	5,142	3,206
Cash and cash equivalents, end of period	$2,202	$2,872
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$12	$105
Cash paid during the period for income taxes	$—	$77

RMG Networks Holding Corporation

Reconciliation of Net Loss to Adj. EBITDA

Three and Six Months Ended June 30, 2017 and 2016

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	2017	2016	2017	2016
Net Loss	$(1,186)	$(1,600)	$(2,462)	$(2,917)

Loss from discontinued operations, net of taxes	-	260	-	260

Loss from continuing operations	(1,186)	(1,340)	(2,462)	(2,657)

Interest expense and other (income) - net	283	(129)	308	(383)
Income tax benefit	(12)	-	(12)	-
Gain on change in warrant liability	-	(48)	(231)	(48)

Operating loss	(915)	(1,517)	(2,397)	(3,088)

Depreciation and amortization	788	790	1,562	1,609
Stock-based compensation	179	289	326	610

Adj. EBITDA	$52	$(438)	$(509)	$(869)